Exhibit 99.1

Tops Holding LLC and Tops Markets II Corporation Announce Early Results of Exchange Offer and Consent Solicitation and Extension of Deadline for Receipt of Total Exchange Consideration

Williamsville, NY, July 24, 2017– Tops Holding LLC and Tops Markets II Corporation (the “Issuers”) today announced the early tender results for their previously announced exchange offer (the “Exchange Offer”) to certain eligible noteholders described below to exchange any and all of the outstanding $85,514,000 aggregate principal amount of 8.750%/9.500% Senior Notes due 2018 (CUSIP / ISIN Nos 89078XAB3 / US89078XAB38) (the “HoldCo Notes”) issued by Tops Holding II Corporation for a combination of new 9.000% Senior Amortizing Notes due 2021 (the “OpCo Notes”) and cash consideration.

According to information provided by D.F. King & Co., Inc., the exchange agent and information agent for the Exchange Offer, as of 5:00 p.m., New York City time, on July 21, 2017 (the “Early Deadline”), the Issuers had received tenders and consents from holders of $76,426,000 in aggregate principal amount of the HoldCo Notes, representing approximately 89.37% of the total outstanding principal amount of the HoldCo Notes.

Accordingly, the Issuers have received consents sufficient to approve the proposed amendments to the indenture governing the HoldCo Notes (the “Consent Solicitation”), and Tops Holding II Corporation and the trustee for the HoldCo Notes will enter into a supplemental indenture containing such amendments. Such amendments will not become effective and operative, with respect to any HoldCo Notes that remain outstanding following the settlement of the Exchange Offer, unless and until the Issuers accept for exchange the HoldCo Notes validly tendered in the Exchange Offer and Consent Solicitation.

As the condition that Eligible Holders representing at least 90% of the aggregate principal amount of HoldCo Notes tender their HoldCo Notes in the Exchange Offer has not been met, the Issuers also announced that they have extended the date by which tenders must be received for holders to receive the “Total Exchange Consideration” of $883.50 in principal amount of OpCo Notes and $116.50 in cash consideration per $1,000 principal amount of HoldCo Notes to 11:59 p.m., New York City time, on August 4, 2017, which date and time is the “Expiration Date” for the Exchange Offer and Consent Solicitation. Accordingly, all HoldCo Notes tendered at or prior to the Expiration Date, including those tendered at or prior to the Early Deadline, will be eligible to receive the Total Exchange Consideration, plus accrued and unpaid interest in cash on HoldCo Notes accepted for exchange through, but not including, the settlement date for the Exchange Offer. All other terms and conditions of the Exchange Offer and Consent Solicitation remain unchanged.  The Withdrawal Deadline and Early Deadline have expired. HoldCo Notes tendered for exchange may not be validly withdrawn and consents may not be revoked, unless the Issuers determine in the future in their sole discretion to permit withdrawal and revocation rights.

Available Documents and Other Details

Documents relating to the Exchange Offer and Consent Solicitation will only be distributed to holders of HoldCo Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws (“Eligible Holders”). Holders of HoldCo Notes who desire to complete an eligibility form should either visit the website for this purpose at http://www.dfking.com/tops or request instructions by sending an e-mail to tops@dfking.com or calling D.F. King & Co., Inc., the information agent for the Exchange Offer and Consent Solicitation, at (877) 478-5040 (U.S. Toll-free) or (212) 269-5550 (Collect).

The Opco Notes have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the Opco Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the Opco Notes are being offered and issued only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

The complete terms and conditions of the Exchange Offer are set forth in the informational documents relating to the Exchange Offer. The offering documents related to the Exchange Offer and Consent Solicitation contain important information and should be read carefully before any decision is made with respect to the Exchange Offer. This press release is for informational purposes only and is neither an offer to sell or purchase, nor a solicitation of an offer to sell or purchase, the HoldCo Notes or the OpCo Notes. The Exchange Offer is only being made pursuant to the Confidential Offering Memorandum and Consent Solicitation Statement and the related letter of transmittal each dated July 10, 2017. The Exchange Offer is not being made to holders of HoldCo Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The information made available in this release includes forward-looking statements, which are generally statements about future events, plans, objectives and performance. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward looking statements.  Forward looking statements reflect our current expectations, based on currently available information, and are not guarantees.  Although we believe that the expectations reflected in such forward looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict.  Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.